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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF HADDAN & ZEPFEL LLP]

                                  July 5, 2001

Sionix Corporation
9272 Jeronimo Road, Suite 108
Irvine, CA 92618


Dear Sirs:

     You have requested our opinion with respect to certain matters in connection with the filing by Sionix Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of up to 1,000,000 shares of the Company's Common Stock, without par value (the "Shares"), for issuance pursuant to an Agreement, dated May 25, 2001, with Investors Advocate, Ltd., LLC (the "Agreement").

     In connection with this opinion, we have examined and relied upon the Registration Statement, the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the Agreement, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Agreement, will be validly issued, fully paid, and nonassessable shares of Common Stock of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                         Very truly yours,


                                                         /s/ Haddan & Zepfel LLP
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                                                             Haddan & Zepfel LLP